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                                                                       EXHIBIT 5



                            BENEFICIAL CORPORATION
                             One Christina Centre
                            301 North Walnut Street
                             Wilmington, DE 19801


October 6, 1997


Beneficial Corporation
One Christina Centre
301 North Walnut Street
Wilmington, Delaware  19801

Ladies and Gentlemen:

    Reference is made to the Registration Statement on Form S-8 ("Registration Statement") of Beneficial Corporation (the "Corporation") related to the registration of 3,500,000 shares of the Corporation's common stock, par value $1.00 per share ("Common Stock"), which are to be offered pursuant to awards granted or to be granted under the Beneficial Corporation Benshares Equity Participation Plan (the "Plan").

    I have been requested to furnish an opinion to be included as Exhibit 5 to the Registration Statement. In conjunction with the furnishing of this opinion, I have examined such corporate documents and have made such investigation of matters of fact and law as I have deemed necessary to render this opinion.

    Based upon such examination and investigation, and upon the assumption that there will be no material changes in the documents examined and matters investigated, I am of the opinion that the 3,500,000 shares of Common Stock referred to above have been duly authorized by the Corporation and that, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

    I consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                               Very truly yours,

                                               /s/ Scott A. Siebels
                                             ------------------------
                                                Scott A. Siebels
                                                Vice President,
                                               Corporate Secretary
                                              and Associate Counsel